Exhibit 5.1

May 13, 2011
AspenBio Pharma, Inc. 1585 South Perry Street Castle Rock, Colorado 80104

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to AspenBio Pharma, Inc., a Colorado corporation (the “Company”) and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to shares of common stock, no par value (the “Common Stock”), warrants to purchase Common Stock (the “Warrants”), and units consisting of any combination of the foregoing (the “Units”) of the Company.  The Common Stock, Warrants and Units are hereinafter collectively referred to as the “Offered Securities.”  The Offered Securities may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, for an aggregate initial offering price not to exceed $15,000,000.

We have examined the following documents: (a) the Articles of Incorporation, as amended, of the Company; (b) the Amended and Restated Bylaws of the Company; and (c) the Registration Statement and all exhibits thereto.  We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such certified or photostatic copies.  In rendering the opinions set forth below, we have relied as to factual matters upon certificates, statements and representations of, and other information obtained from, the Company, its officers and representatives, public officials and other sources believed by us to be responsible.  We have assumed the conformity of the documents filed with the Commission via the EDGAR system, except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

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For the purposes of this opinion letter, we have assumed further that, at the time of the issuance, sale and delivery of the Offered Securities at issue: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (b) the Articles of Incorporation, as amended, of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

On the basis of the foregoing, we are of the opinion that:

1.           With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

2.           With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Warrants are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable warrant agreement (the “Warrant Agreement”) between the Company and the purchaser or warrant agent named therein, the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.           With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement has become effective under the Securities Act, (b) when the board of directors has taken all necessary corporate action to authorize and approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (“Unit Agreements”), if any, and any Offered Securities which are components of such Offered Units, the terms of the offering thereof and related matters, (c) if the Offered Units are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the (1) Offered Units, (2) the Unit Agreements, if any, and (3) such Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

This opinion is limited to the present laws of the State of Colorado and the present federal law of the United States of America.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus included therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP